Exhibit 10.28

CONSENT TO FOURTH AMENDMENT OF SUBLEASE AGREEMENT

Reference is hereby made to that certain Consent to Sublease dated as of October 25, 2002 as amended by Consent to First Amendment to Sublease and Consent to Second Amendment to Sublease and Consent to Third Amendment to Sublease Agreement Amendment (collectively, the “Consent”) by and among NDNE 9/90 200 Crossing Boulevard, LLC (“Overlandlord”), NMS Communications Corporation (f/k/a Natural MicroSystems Corporation) (“Sublandlord”) and Glasshouse Technologies, Inc. (“Subtenant”) pursuant to which Overlandlord granted its consent to the execution and delivery of a certain Sublease Agreement dated as of October 15, 2002 by and between Sublandlord and Subtenant as amended by Sublease Agreement Amendments dated August, 20, 2003, April 7, 2004 and April 21, 2006 (collectively the “Sublease Agreement”) with respect to a subletting of 12,006 rentable square feet of space (the “Leased Premises”) in the Building owned by Overlandlord and known as 200 Crossing Boulevard, Framingham, Massachusetts (the “Building”).

WHEREAS, Sublandlord and Subtenant have entered into that certain Fourth Sublease Amendment Agreement dated as of March 12th, 2008 (the “Fourth Sublease Amendment”), a copy of which is attached hereto as Exhibit A pursuant to which Sublandlord and Subtenant have agreed to extend the term of the Sublease Agreement and to otherwise modify the Sublease Agreement;

WHEREAS, the terms and provisions of the Overlease and the Consent require that Overlandlord approve any and all amendments or modifications to the Sublease Agreement, including, without limitation, the Fourth Amendment”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Overlandlord hereby consents to the execution and delivery of the Fourth Amendment by and between Sublandlord and Subtenant, which consent is hereby given upon and subject to the same terms and conditions as are set forth in the original Consent as if the terms, covenants and provisions contained in the Fourth Sublease Amendment were incorporated in the Sublease Agreement as originally contemplated in the Consent. Except as herein modified, all of the terms, covenants, provisions and agreements contained in the Consent as modified hereby remain in full force and effect and remain applicable.

OVERLANDLORD:

NDNE 9/90 200 Crossing Boulevard LLC

By:	NDNE 9/90, Inc.
Its:	Manager

By:	/s/ Illegible
Its:	Exec VP

SUBLANDLORD:

NMS Communications Corporation

By:	/s/ Illegible
Its:	CFO

SUBTENANT:

Glasshouse Technologies, Inc.

By:	/s/ Kenneth W. Hale
Its:	CFO

EXHIBIT A